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                                                                    EXHIBIT 99.1
                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                    PURSUANT TO TITLE 18, UNITED STATES CODE,
                SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rurban Financial Corp. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kenneth A. Joyce, the Chief Executive Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                             /s/ Kenneth A. Joyce
                                             ---------------------
                                             Print Name: Kenneth A. Joyce
                                             Title:  Chief Executive Officer
                                             Date:  November 14, 2002



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